SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2002

GOODRICH CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-892 (Commission File Number)	34-0252680 (IRS Employer Identification No.)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

None.

     (b)  Pro Forma Financial Information

None.

     (c)  Exhibits

Exhibit 99.1	Goodrich Corporation Press Release dated June 18, 2002 titled “Goodrich to Acquire TRW Aeronautical Systems”

Exhibit 99.2	Goodrich Corporation Press Release dated June 18, 2002 titled “Goodrich Announces Conference Call to Discuss TRW Aeronautical Systems Acquisition”

ITEM 9. REGULATION FD DISCLOSURE

     On June 18, 2002, Goodrich Corporation issued a press release announcing that it has entered into a definitive agreement to acquire TRW’s Aeronautical Systems businesses for $1.5 billion in cash. A copy of such press release is included as Exhibit 99.1 hereto.

     A conference call to discuss this action took place at 9:30 a.m. Eastern time on June 19, 2002 and will be accessible via the Company’s website (www.goodrich.com) for 60 days. A copy of the press release regarding the conference call is included as Exhibit 99.2 hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: June 19, 2002	By:	/s/ Kenneth L. Wagner

Kenneth L. Wagner Assistant Secretary

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